CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this quarterly report on Form 10-Q for the quarter ended March 31, 2000, of Southern California Edison Company into the previously filed Registration Statements which follow:

    Registration Form      File No.       Effective Date
    -----------------      -------        --------------

       Form S-3            33-53288       November 6, 1992
       Form S-3            33-50251       September 21, 1993
       Form S-3            333-00497      February 2, 1996



ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

May 11, 2000